EXHIBIT 99.1

Adams Golf Announces Results for First Quarter 2010

PLANO, Texas, May 11, 2010 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) today reported net sales of $22.4 million for the three months ended March 31, 2010, as compared to $23.5 million for the three months ended March 31, 2009, a decrease of 5% year-over-year. Adams Golf had a net profit of $1.7 million, or $0.21 per fully diluted share, for the three months ended March 31, 2010, as compared to $0.4 million, or $0.05 per fully diluted share, for the comparable period of 2009.

The Company's aggregate cash and cash equivalents balance was $6.9 million as of March 31, 2010 and there was no outstanding balance on its credit facility with Wells Fargo.

"We are pleased with our start in 2010 and continue to be optimistic regarding our long term prospects," said Mr. Chip Brewer, CEO and President of Adams Golf. "Our Q1 revenues were down slightly; however, our profitability was significantly improved. Additionally, we had open orders totaling $18.1 million at the end of the quarter as compared to open orders of $5.3 million at the same point in 2009. We believe this increase in open orders is primarily a result of more forward looking planning by select retailers as well as delays in product availability from various vendors. We expect the product availability delays to be resolved during the current quarter."

 "Furthermore, and perhaps most importantly, we continued to make progress on our brand development and market share objectives during the quarter:

  We had significant growth in our U.S. market shares. According to Golf Datatech LLC, for the first quarter of 2010, in the combined On and Off Course Channels, our U.S. iron dollar share was 11.96%, up 21% year over year. Our wood dollar share in the same channels was 6.53%, up 11% year over year. Also according to Golf Datatech, but based on unit sales in the combined On and Off course retail channels, in March 2010 our Idea a7os iron set was the #1 selling model of irons in the U.S.
  We continued to strengthen our brand through tour exposure and sustained our position as the #1 hybrid on the PGA, Nationwide and Champions tours.
  We were energized with the market response to our current product offerings including the Speedline Fast 10 drivers, Idea a7 and a7 OS irons and most recently, the interest in our recently introduced Idea Pro Black Super hybrids Idea Pro Black CB1 irons and our Idea Black CB2 irons."

"We are encouraged with the progress we have made in both the product and brand side of the business as well as the improved financial results. Overall market conditions in Q1 showed some signs of improvement over 2009 but remained challenging on a historical basis. We remain dedicated to working towards future growth of the company," concluded Mr. Brewer.

Conference Call

Adams Golf will host a conference call at 4:30 p.m. Eastern time on Thursday, May 13, 2010, with Chip Brewer, CEO and President, and Pamela High, Interim Chief Financial Officer, to review Adams' Q1 2010 financial results. For telephone access to the conference call, dial (877) 485-3104 or (201) 689-8579 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 350406.

About Adams Golf

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit www.adamsgolf.com or view prior press releases at http://www.adamsgolf.com/news.htm.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to continue manufacturing products that are commercially acceptable to consumers, the global economic recession, our ability to operate profitably and protect our financial condition, estimates and assumptions in determining and realizing open orders and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe". Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions ,our ability to further reduce fixed costs; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our 10-K's, 10-Q's and other Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

ASSETS
	March 31, 2010	December 31, 2009
	(unaudited)
Current assets:
Cash and cash equivalents	$ 6,922	$ 12,562
Trade receivables, net of allowance for doubtful accounts of $1,803 (unaudited) and $1,625 in 2010 and 2009, respectively	22,945	13,136
Inventories, net	17,314	19,721
Prepaid expenses	733	378
Other current assets	22	22
Total current assets	47,936	45,819

Property and equipment, net	841	934
Deferred tax assets, net	10,228	10,228
Other assets, net	211	238
	$ 59,216	$ 57,219

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 6,852	$ 5,479
Accrued expenses and other current liabilities	10,124	11,228
Total current liabilities	16,976	16,707
Other liabilities	1	2
Total liabilities	16,977	16,709

Stockholders' equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	--	--
Common stock, $0.001 par value; authorized 12,500,000 shares; 7,399,809 and 7,387,309 shares issued and 6,988,872 and 6,976,372 shares outstanding at March 31, 2010 (unaudited) and December 31, 2009, respectively	7	7
Additional paid-in capital	93,824	93,576
Accumulated other comprehensive income	1,903	2,074
Accumulated deficit	(48,741)	(50,393)
Treasury stock, 410,937 common shares at March 31, 2010 and December 31, 2009, at cost	(4,754)	(4,754)
Total stockholders' equity	42,239	40,510

	$ 59,216	$ 57,219

ADAMS GOLF, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,

	2010	2009

Net sales	$ 22,358	$ 23,475
Cost of goods sold	12,291	14,467
Gross profit	10,067	9,008

Operating expenses:
Research and development expenses	628	853
Selling and marketing expenses	5,693	5,951
General and administrative expenses	2,105	1,841
Total operating expenses	8,426	8,645
Operating income	1,641	363

Other income (expense):
Interest expense, net	(9)	(16)
Other income, net	--	47

Income before income taxes	1,632	394
Income tax expense (benefit)	(20)	28
Net income	$ 1,652	$ 366

Net income per common share - basic	$ 0.24	$ 0.06
- diluted	$ 0.21	$ 0.05

CONTACT:  Adams Golf
          Pamela High, Interim Chief Financial Officer
          (972) 673-9000
          InvestorInfo@adamsgolf.com